EXHIBIT 23b1


                               CONSENT OF COUNSEL



                  We consent to (a) to the reference to us and our opinion as counsel for American Brands, Inc. under the caption "Federal Income Tax Consequences" and (b) to the incorporation by reference of our opinion as counsel for American Brands, Inc., a Delaware corporation ("Registrant"), contained in Item 3, "Legal Proceedings", of the Annual Report on Form 10-K of Registrant for the fiscal year ended December 31, 1994, in the Prospectuses related to this Registration Statement.



                                                              CHADBOURNE & PARKE




30 Rockefeller Plaza
New York, New York  10112
April 27, 1995